                                                                 EXHIBIT 10.14


                        COMMUNITY FIRST BANKSHARES, INC.

                 DEFERRED COMPENSATION PLAN FOR MEMBERS OF THE
                             BOARD OF DIRECTORS


     THIS INSTRUMENT, ESTABLISHING THE COMMUNITY FIRST BANKSHARES, INC. DEFERRED COMPENSATION PLAN FOR MEMBERS OF THE BOARD OF DIRECTORS (THE "PLAN"), IS MADE AND ENTERED INTO BY COMMUNITY FIRST BANKSHARES, INC., A DELAWARE CORPORATION, AND SHALL BE EFFECTIVE AS OF AUGUST 1, 1993.

     1. PURPOSE OF PLAN. The purpose of this Plan is to provide Participants with supplemental retirement benefits in the form of deferred compensation as set forth herein.

     2.   DEFINITIONS.

     2.1 BOARD. "Board" is the Board of Directors of Community First Bankshares, Inc.

     2.2 CFB. "CFB" is Community First Bankshares, Inc., a Delaware corporation.

     2.3  CODE.  The "Code" is the Internal Revenue Code of 1986, as amended.

     2.4  COMMITTEE.  "Committee" includes the following committees of the
Board: Nominating Committee, Audit Committee, Finance & Loan Policy Committee, Personnel & Compensation Committee and Stock Option Committee.

     2.5 COVERED COMPENSATION. "Covered Compensation" is directors' retainers and fees for all Board and Committee meetings.

     2.6 COMPENSATION. "Deferred Compensation" is the Participant's Covered Compensation which such Participant has elected to have treated as Deferred Compensation under Article 3 of this Plan.

     2.7 PARTICIPANT. "Participant" is any non-employee Board member. Each such individual shall continue to be eligible to participate in this Plan until such individual ceases to be a Board member as described above; provided, however, that an individual who has elected to defer Covered Compensation under the Plan shall continue to be a Participant in this Plan until benefits under this Plan are fully paid.

     3.   DEFERRED COMPENSATION BENEFITS.

     3.1 Each Participant may elect to have treated as Deferred Compensation up to 100% of such Participant's Covered Compensation which is earned subsequent to the date of such election and during the period covered by the election.

     3.2 Any election of Deferred Compensation pursuant to Section 3.1 shall be in writing, shall be made prior to the beginning of the calendar year and shall be applicable to all types of Covered Compensation earned for the next calendar year. Such election shall remain in effect for and shall be irrevocable during the calendar year. A new election shall be made for each calendar year in which a Participant elects to have all or part of his or her Covered Compensation for such year treated as Deferred Compensation under the Plan.

Notwithstanding the foregoing, an election of Deferred Compensation for the period August 1, 1993 through December 31, 1993 shall be made prior to July 31, 1993, and shall be applicable to all types of Covered Compensation earned during such period.

     3.3  On the date that an amount of Deferred Compensation under Section
3.1 would otherwise be paid to the Participant, the amount of such Deferred Compensation shall be credited to an account on the books of CFB. No Participant shall derive any rights or benefits in or to any assets of CFB solely from the establishment or maintenance of such accounts on the books of CFB.

     4.   DEEMED INVESTMENT OF DEFERRALS.

     4.1 Prior to the time any deferral is actually paid to the Participant as provided below, the deferral shall be credited with interest as provided in Section 4.2 of this Plan.

     4.2 Each amount deferred shall be deemed to bear and shall be credited with an amount equal to interest from the date such amount is deferred, compounded annually, at the interest rate payable on five-year U.S. Treasury Notes as announced by the Federal Reserve Bank of Minneapolis on the last business day of the preceding year. The deemed interest rate shall be specified in advance of each calendar year, except that the interest rate for the period August 1, 1993 through December 31, 1993 shall be specified prior to July 31, 1993. CFB shall notify the Participant of the method for determining the interest rate with which Deferred Compensation will be deemed credited for the succeeding calendar year on or before the date the Participant makes his election of Deferred Compensation for such calendar year.

     The selection of an interest rate by which adjustments to the Participant's Deferred Compensation will be determined shall be solely for the purpose of establishing a method of calculating the increases in such Deferred Compensation and shall in no way obligate CFB to set aside any assets or to invest any assets it may set aside in any particular type of investment. Adjustments shall be determined by CFB no less often than annually, and CFB's determination shall be final.

     5.   DISTRIBUTIONS FROM ACCOUNTS.

     5.1 Following the Participant's termination of directorship with CFB, a Participant shall receive a distribution of cash equal to the then-current value of the Participant's account at such time and in such manner as the Participant specifies, in accordance with Sections 5.2 and 5.3 of this Plan. Such election, once made, shall be irrevocable as to the amount deferred pursuant to that election.

     5.2 A Participant may elect to have the amounts deferred each year (plus deemed interest thereon, as provided in Article 4 hereof) distributed in one of the following forms, provided that such election is in writing, is irrevocable, and is executed prior to the first day of the taxable year to which such deferral applies:

          (a)  distribution in a single lump sum;
          (b)  distribution in five equal annual installments;
          (c)  distribution in ten equal annual installments; or
          (d) distribution of $10,000.00 annually until the account is depleted.

Lump sum payments shall be made and installment payments shall commence on the 15th day of the first calendar month immediately following the date specified in the Participant's election, with succeeding installment amounts paid on each anniversary of such date. The amount of each installment under
(b) and (c) shall be determined each year by dividing the total of the account by the number of installments remaining to be paid, including the current installment.

     5.3 A Participant may elect to have the amount deferred each year distributed at such time as provided below, provided that such election is in writing, is irrevocable, and is executed prior to the first day of the taxable year to which such deferral applies:

          (a) in the year following the Participant's termination of directorship with CFB; or
          (b) in the year in which the fifth anniversary of the Participant's termination of directorship occurs.

     5.4 If the Participant is deceased, the distribution shall be payable to the beneficiary or survivor of the Participant in the form payable to the Participant hereunder. In the event a beneficiary dies before receiving all the payments due to such beneficiary, the then-remaining payments shall be paid to the legal representatives of the beneficiary's estate. The Board, in its discretion, may accelerate the payment of benefits under this Plan to the Participant's beneficiary.

     5.5 In the event a benefit is payable to a minor or a person incapable of handling the disposition of his property, the Board may pay such benefit to the guardian, legal representative or person having the care or custody of such minor or incompetent person. The Board may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Board and CFB from all liability with respect to such benefit.

     6. FIDUCIARY DUTIES. The Board shall have full power to construe, interpret and administer this Plan, including to make any determination required under this Plan and to make such rules and regulations as it deems advisable for the operation of this Plan. A majority of the Board shall constitute a quorum. No member of the Board shall participate in any action to determine his or her individual rights or benefits under this Plan that does not apply equally to all Participants in the Plan. Actions of the Board shall be by a majority of persons constituting a quorum and eligible to vote on an issue. Meetings may be held in person or by telephone.

Action by the Board may be taken in writing without a meeting provided such action is executed by all disinterested members of the Board. All determinations of the Board shall be final.

     7. BENEFITS UNFUNDED. The rights of beneficiaries, survivors and Participants to benefits from this Plan are solely as unsecured creditors of CFB. Benefits payable under this Plan shall be payable from the general assets of CFB, and there shall be no fund or other assets securing the payment of such benefits. Any and all assets used by CFB to provide for the payment of benefits hereunder shall in all cases remain assets of CFB.

     8. BENEFICIARIES AND SURVIVORS. Each Participant who elects to defer Covered Compensation under the Plan shall designate a beneficiary by filing a written notice of such designation with CFB in such form as CFB may prescribe. The Participant may revoke or modify said designation at any time by a further written designation. The Participant's beneficiary designation shall be deemed automatically revoked in the event of the death of the beneficiary or, if the beneficiary is the Participant's spouse, in the event of dissolution of marriage. If no designation shall be in effect at the time when any benefits payable under this Plan shall become due, the beneficiary shall be the spouse of the Participant or, if no spouse is then living, the Participant's children or their issue by right of representation or, if none, the legal representatives of the Participant's estate.

     9.   PLAN ADMINISTRATOR, AMENDMENT & CLAIMS PROCEDURE.

     9.1 The Plan Administrator of this Plan is the Board, which shall have full power to amend this

Plan from time to time or to terminate this Plan, except what no such amendment or termination shall deprive a Participant or beneficiary or survivor thereof of any benefits accrued under this Plan prior to such amendment or termination without the written consent of such Participant or, if deceased, the beneficiary or survivor thereof.

     9.2 If the Participant or the Participant's beneficiary (the "Claimant") is denied all or a portion of an expected benefit under this Plan for any reason, he may file a claim with the Board. The Board shall notify the Claimant within 60 days of allowance or denial of the claim, unless the Claimant receives written notice from the Board prior to the end of the 60-day period stating that special circumstances require an extension of the time for decision. The notice of the Board's decision shall be in writing, sent by mail to the Claimant's last known address and, if a denial of the claim, must contain the following information:
     (a)  the specific reasons for the denial;
     (b) specific reference to pertinent provisions of the Plan on which the denial is based; and
     (c) if applicable, a description of any additional information or material necessary to perfect the claim, an explanation of why such information or material is necessary, and an explanation of the claims review procedure.

     9.3 A Claimant is entitled to request a review of any denial of his claim by the Board. The request for review must be submitted in writing within 60 days of mailing of notice of the denial. Absent a request for review within the 60-day period, the claim will be deemed to be conclusively denied. The Claimant or his representative shall be entitled to review all pertinent documents and to submit issues and comments orally and in writing.

     If the request for review by a Claimant concerns the interpretation and application of the provisions of this Plan and CFB's obligations, then the review shall be conducted by a separate committee consisting of three persons designated or appointed by the Board. The separate committee shall afford the Claimant a hearing and the opportunity to review all pertinent documents and submit issues and comments orally and in writing and shall render a review decision in writing, all within 60 days after receipt of a request for a review, provided that, in special circumstances (such as the necessity of holding a hearing) the committee may extend the time for decision by not more than 60 days upon written notice to the Claimant. The Claimant shall receive written notice of separate Committee's review decision, together with specific reasons for the decision and reference to the pertinent provisions of the Plan. In the event the decision or review is not furnished to the Claimant within the time required, the claim shall be deemed denied on review.

10.  MISCELLANEOUS.

     10.1 Notices under this Plan to CFB or the Board shall be sent by certified mail, return receipt requested, to the following address (or to such other address as may be designated in writing from time to time):

     Community First Bankshares, Inc.
     Attn: Mark Anderson
     520 Main Avenue
     Fargo, ND 58124

Notices under this Plan to Participants or their beneficiaries or survivors shall be sent by certified mail to the last known address for such person(s) on the books and records of CFB.

     10.2 Neither this Plan nor any action taken hereunder shall be construed as giving a Participant the right to be retained or continue as a member of the Board of Directors.

     10.3 Expenses of administering the Plan shall be borne by CFB.

     10.4 A Participant's benefits under this Plan may not be assigned, transferred, pledged or otherwise hypothecated by said Participant or the beneficiary or survivor thereof, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance, owed by the Participant or his or her beneficiaries, or be transferrable by operation of law in the event of bankruptcy, insolvency or otherwise of the Participant or any beneficiary.

     10.5 This Plan shall be governed by the laws of the State of Delaware except to the extent preempted by federal law.

     10.6 The captions at the head of an article, section or paragraph of this Plan are designed for convenience of reference only and are not to be resorted to for the purpose of interpreting any provision of this Plan.
Where appropriate, the masculine includes the feminine, the singular includes the plural, and vice versa.

     10.7 The invalidity of any portion of this Plan shall not invalidate the remainder thereof, and said remainder shall continue in full force and effect.

     10.8 The provisions of this Plan shall be binding upon the Participant and CFB and their successors, assigns, heirs, executors and beneficiaries.

     IN WITNESS WHEREOF, the Board of Directors of Community First Bankshares, Inc. has authorized its officer to execute this Plan, to be effective as of the date first above written.

                                       COMMUNITY FIRST BANKSHARES, INC.


                                       By:  /s/ Donald R. Mengedoth
                                            ---------------------------------
                                          It:  President
                                               ------------------------------

                               FIRST AMENDMENT

                        COMMUNITY FIRST BANKSHARES, INC.

                 DEFERRED COMPENSATION PLAN FOR MEMBERS OF THE
                             BOARD OF DIRECTORS

     THIS INSTRUMENT, amending the Deferred Compensation Plan for Members of the Board of Directors (the "Plan"), is made and entered into by Community First Bankshares, Inc. ("CFB"), and shall be effective as of February 1, 1999.

                                  RECITALS

     WHEREAS, CFB adopted the Plan for the benefit of its nonemployee directors effective as of August 1, 1993; and

     WHEREAS, Section 9.1 of the Plan authorizes the Board of Directors to amend the Plan from time to time, provided such Amendment does not reduce the benefits accrued thereunder;

     NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 3.2 is amended to add at the end thereof a new sentence to read as follows:

     "Notwithstanding the foregoing, an election of Deferred Compensation for the period February 1 to December 31, 1999 shall be made prior to January 31, 1999, and shall be applicable to all types of Covered Compensation earned during such period."

2.   Article 4 is amended in its entirety to read as follows:

     "4.  DEEMED INVESTMENT OF DEFERRALS.

     4.1 Each Participant shall designate at the time of his or her initial election to defer each year, that form or forms of investment specified in
   Section 4.2 or 4.3 below in which such amounts deferred shall be deemed invested during the period prior to the time any deferral is actually paid to the Participant and the percentage deemed invested in each form, in increments of 25%. Notwithstanding the foregoing, each Participant may designate, prior to February 1, 1999, that form or forms of investment with respect to amounts deferred prior to February 1, 1999. The designation of the form or forms of investment, once made, shall remain in effect, except that each Participant may, prior to January 1 of any subsequent year, change the deemed investment of amounts previously deferred, Deferred Compensation, if any, for the next calendar year, or both.

     4.2 If designated by the Participant, part or all of the amount deferred shall be deemed to bear and shall be credited with an amount equal to interest from the date such amount is deferred, compounded annually, at the interest rate payable on five-year U.S. Treasury Notes as announced by the Federal Reserve Bank of Minneapolis on the last business day of November of the preceding year. The deemed interest rate shall be specified in advance of each calendar year. CFB shall notify the Participant of the method for determining the interest rate with which Deferred Compensation will be deemed credited for the succeeding calendar year on or before the date the Participant makes his election of Deferred Compensation for such calendar year. Such amounts shall be designated as the Participant's Deferred Cash Account.

     4.3 If designated by the Participant, part or all of the amount deferred shall be deemed to bear and shall be credited with dividends and appreciation as if invested in common stock of CFB. Deferred Compensation shall be deemed invested in whole shares of common stock of CFB as of the first business day of the month following the date when such Compensation would otherwise be paid to the Participant, by dividing the amount deferred by the closing sale price of the common stock of CFB for such day, or if no such sale is made on such day, the most recent previous day on which such sale occurred, in each case as officially reported on the principal stock market on which the common stock of CFB is then listed or admitted to trading. To the extent dividends are paid on common stock of CFB, dividend equivalents shall be calculated with respect to such shares of common stock of CFB then credited to each Participant, which amounts shall be converted to additional whole units of common stock of CFB as of the first business day of the month following the date when such dividends would otherwise be paid on such units. Any deferred amounts which are not deemed invested in whole units of CFB stock and consequently represent less than a whole unit of CFB stock shall be credited with interest at an annual rate of 3% until additional deferred amounts accumulate to represent a whole unit. Such amounts shall be designated as the Participant's Deferred Stock Account.

     4.4 The selection of a deemed rate of return by which adjustments to the Participant's Deferred Compensation will be determined shall be solely for the purpose of establishing a method of calculating the increases or decreases in such Deferred Compensation and shall in no way obligate CFB to set aside any assets or to invest any assets it may set aside in any particular type of investment. Adjustments shall be determined by CFB and reported to Participants no less often than annually, and CFB's determination shall be final. CFB may, in its discretion, establish a "grantor trust" for the payment of Deferred Compensation due hereunder, the assets of which shall be at all times subject to the claims of creditors of CFB as provided for in such trust, provided such trust does not alter the characterization of the Plan as an "unfunded plan" for purposes of the Internal Revenue Code. Such trust shall make distributions in accordance with the terms of the Plan.

3. Section 5.1 of the Plan is hereby amended in its entirety to read as follows:

     "5.1    Following the Participant's termination of directorship with
   CFB, a Participant shall receive a distribution in cash equal to the then-current value of the Participant's account at such time and in such manner as the Participant specifies, in accordance with Sections 5.2 and
   5.3 of this Plan. Such election, once made, may be changed as to all amounts so deferred by the Participant, provided that no election shall be made subsequent to the Participant's termination of directorship and any election made during the calendar year shall be effective only as to distributions that are made or begin on or after January 1 of the following year."

4. The first paragraph of Section 5.2 of the Plan is hereby amended in its entirety to read as follows:

     "5.2    A Participant may elect to have the amounts deferred under the
   Plan (plus deemed rate of return thereon, as provided in Article 4 hereof) distributed in one of the following forms, provided that such election is in writing and is executed prior to January 1 of the year in which such distribution would otherwise begin:"

5. The first paragraph of Section 5.3 of the Plan is hereby amended in its entirety to read as follows:

     "5.3    A Participant may elect to have the under the Plan (plus deemed interest thereon, as provided in Article 4 hereof) distributed as provided below, provided that such election is in writing and is executed prior to January 1 of the year in which such distribution would otherwise begin:"

6. Sections 5.4 and 5.5 shall be renumbered as 5.5 and 5.6 respectively and a new Section 5.4 shall be added to read as follows:

     "5.4    The amounts in the Participant's Deferred Cash Account shall be distributed in cash. The amounts in the Participant's Deferred Share Account shall be distributed in the form of whole shares of common stock of CFB and cash for any deferred amounts that equate to less than one share. CFB may reserve the appropriate number of shares as may be necessary to fund distributions hereunder. The shares to be delivered under the Plan may consist of authorized but unissued shares of common stock of CFB or shares reacquired by CFB, including shares purchased in the open market.

7. Except as amended herein, the Plan shall remain in full force and effect.